Exhibit 10.55

FIRST AMENDMENT

TO

LIMITED LIABILITY COMPANY AGREEMENT

OF BR CARROLL LANSBROOK JV, LLC

A DELAWARE LIMITED LIABILITY COMPANY

THIS FIRST AMENDMENT to the Limited Liability Company Agreement (the "LLC Agreement") of BR CARROLL LANSBROOK JV, LLC, a Delaware limited liability company (the "Company") is made and entered into to be effective as of the 21st day of March, 2014, by the undersigned, being all of the Members and Managers of the Company.

WHEREAS, in connection with a loan in the principal amount of $48,000,000.00 (the "Loan") to be made to BR Carroll Lansbrook, LLC, a wholly owned subsidiary of the Company, by General Electric Capital Corporation (together with its successors and assigns, "Lender"), the Members and Manager desire to amend the LLC Agreement to reflect that the Company is a Single Purpose Entity and to state certain other matters to confirm that the Company meets Lender's requirements and qualifications as a Single Purpose Entity;

NOW, THEREFORE, effective upon the closing of the Loan, the LLC Agreement is modified and amended as set forth below:

1.	Section 3 of the LLC Agreement is deleted and the following is inserted in lieu thereof:

3.	The Company's business and purpose shall consist solely of the following:

(i)	To (a) acquire a membership interest in and act as a member of BR Carroll Lansbrook, LLC (the "Property Owner LLC"), which is engaged solely in the acquisition, ownership, operation, management, financing and disposition of the real estate project consisting of an approximately 572 condominium unit (subject to increase based on future acquisitions of additional condominium units) multi-family complex located in Palm Harbor, Florida and commonly known as Lansbrook Village (the "Property"), pursuant to and in accordance with this Agreement and the Property Owner LLC's Limited Liability Company Agreement and (b) to acquire a membership interest in and act as a member of Lansbrook Unit Holdings, LLC ("Lansbrook Holdings"), whose purpose shall be limited solely to the acquisition of a membership interest in and to act as a member of Lansbrook Unit Acquisitions, LLC ("Lansbrook Acquisitions"), whose purpose shall be limited to the acquisition, ownership, operation, management and disposition of additional condominium units at the condominium project in which the Property is located; and

(ii)	to engage in such other lawful activities permitted to corporations by the Act as are incidental, necessary or appropriate to the foregoing.

2.	The following new Section 9.10 is added to the LLC Agreement:

9.10 Limitations. Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Company, the Company shall not, without the unanimous consent of the Management Committee, do any of the following:

(i)	engage in any business or activity other than those set forth in Section 3 or cause or allow the Property Owner LLC or Lansbrook Holdings to engage in any business or activity other than as set forth in its respective Limited Liability Company Agreement;

(ii)	incur any indebtedness or assume or guaranty any indebtedness of any other entity, other than the first lien mortgage indebtedness incurred by Property Owner in connection with the acquisition of the Property (the "Mortgage" and, together with the other loan documents evidencing and securing such indebtedness, the "Loan Documents"), indebtedness permitted thereunder and normal trade accounts payable in the ordinary course of business and, solely to the extent permitted under, and in accordance with the terms of, the Loan Documents, any existing financing secured by any of the additional units acquired by Lansbrook Acquisitions that Lansbrook Acquisitions takes subject to (but which will expressly not be assumed) in connection with its acquisition of any additional condominium unit (the "Existing Unit Debt");

(iii)	cause the Property Owner LLC, Lansbrook Holdings or Lansbrook Acquisitions to incur any indebtedness or to assume or guaranty any indebtedness of any other entity, other than, in the case of Property Owner LLC, the Mortgage, in the case of Lansbrook Acquisitions, the Existing Unit Debt as and to the extent permitted under the Loan Documents, other indebtedness permitted under the Loan Documents, and normal trade accounts payable in the ordinary course of business;

(iv)	dissolve or liquidate, in whole or in part;

(v)	cause or consent to the dissolution or liquidation, in whole or in part, of Property Owner LLC, Lansbrook Holdings or Lansbrook Acquisitions; provided, however, Lansbrook Holdings and Lansbrook Acquisitions may be dissolved and liquidated once the acquisition and disposition of additional condominium units has been completed;

(vi)	consolidate or merge with or into any other entity or convey or transfer or lease its property and assets substantially as an entirety to any entity;

(vii)	cause the Property Owner LLC, Lansbrook Holdings, or Lansbrook Acquisitions to consolidate or merge with or into any other entity or to convey or transfer or lease its property and assets substantially as an entirety to any entity (other than the transfer by Lansbrook Acquisitions of any additional units to Property Owner LLC);

(viii)	with respect to the Company, the Property Owner LLC, Lansbrook Holdings or Lansbrook Acquisitions, institute proceedings to be adjudicated bankrupt or insolvent, or consent to the institution or bankruptcy or insolvency proceedings against it, or file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company, the Property Owner LLC, Lansbrook Holdings or Lansbrook Acquisitions or a substantial part of property of the Company, the Property Owner LLC, Lansbrook Holdings or Lansbrook Acquisitions, or make any assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or take company action in furtherance of any such action; amend Sections 3, 9.10 and 9.11 of this Agreement or approve an amendment to Sections 1.01, 1.02, 1.03, 1.04 and 4.01 of the Limited Liability Company Agreement governing the Property Owner LLC, Lansbrook Holdings or Lansbrook Acquisitions; or

(ix)	withdraw as a member of the Property Owner LLC or Lansbrook Holdings.

(x)	In addition to the foregoing, so long as any obligation secured by the Mortgage remains outstanding and not discharged in full, the Company shall not, without the written consent of the holder of the Mortgage, take any action set forth in items (i) through (vii) and items (ix) and (x).

3.	The following new Section 9.11 is added to the LLC Agreement:

9.11	Separateness/Operations Matters. The Company shall:

(a)	maintain books and records and bank accounts separate from those of any other person;

(b)	maintain its assets in such a manner that it is not costly or difficult to segregate, identify or ascertain such assets;

(c)	hold regular Management Committee and Member meetings, as appropriate, to conduct the business of the Company, and observe all other company formalities;

(d)	hold itself out to creditors and the public as a legal entity separate and distinct from any other entity;

(e)	prepare separate tax returns and financial statements, or if part of a consolidated group, then it will be shown as a separate member of such group;

(f)	allocate and charge fairly and reasonably any common employee or overhead shared with affiliates:

(g)	transact all business with affiliates on an arm's-length basis and pursuant to enforceable agreements;

(h)	conduct business in its own name, and use separate stationery, invoices and checks;

(i)	not commingle its assets or funds with those of any other person; and

(j)	not assume, guarantee or pay the debts or obligations of any other person.

    The LLC Agreement, as amended, remains in full force and effect, unamended except as specifically set out herein. This First Amendment may be executed in any number of counterpart copies which together shall constitute one and the same agreement, and a copy of this First Amendment signed by a party hereto and delivered to another party by facsimile (fax or email or other electronic transmission) shall be effective the same as a copy containing the party's original signature.

SIGNATURES TO FOLLOW

IN WITNESS WHEREOF, this First Amendment has been signed to be effective as of the day and year first above written.

MEMBERS AND MANAGER

BR LANSBROOK JV MEMBER, LLC,
a Delaware limited liability company

By:	Bluerock Special Opportunity + Income Fund II, LLC, a Delaware limited liability company, its co-manager

By:	BR SOIF II Manager, LLC,
a Delaware limited liability company, its manager

	By:	/s/ Jordan Ruddy
	Name:	Jordan Ruddy
	Title:	Authorized Signatory

By:	Bluerock Special Opportunity + Income Fund III, LLC, a Delaware limited liability company, its co-manager

By:	BR SOIF III Manager, LLC, a Delaware limited liability company, its manager

	By:	/s/ Jordan Ruddy
	Name:	Jordan Ruddy
	Title:	Authorized Signatory

CARROLL LANSBROOK JV MEMBER, LLC,
a Georgia limited liability company

By:	MPC Lansbrook Investments LLC, a Georgia limited liability company, its Manager

	By:	/s/ M. Patrick Carroll
	Name:	M. Patrick Carroll
	Title:	President

Page 6